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July 22, 2016	WRITERS DIRECT LINE 414.297.565596 pfetzer@foley.com EMAIL

CLIENT/MATTER NUMBER 015611-0101

Concorde Funds, Inc. 1500 Three Lincoln Centre 5430 LBJ Freeway Dallas, Texas 75240
Ladies and Gentlemen:
We have acted as counsel for Concorde Funds, Inc. (the “Company”) in connection with the preparation of an amendment to the Company’s Registration Statement on Form N-1A (such amendment being hereafter referred to as the “Amended Registration Statement”) relating to the sale by you of up to 30,000,000 shares of the Company’s Common Stock (such Common Stock being hereinafter referred to as the “Stock”) in the manner set forth in the Amended Registration Statement.  In this connection we have examined: (a) the Amended Registration Statement; (b) the Articles of Incorporation and Bylaws of the Company, each as amended to date; (c) corporate proceedings relative to the authorization for issuance of the Stock; and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.
Based upon the foregoing, and assuming that (a) the Amended Registration Statement and any amendments thereto are effective and comply with all applicable laws and (b) all Stock is issued and sold in compliance with applicable federal and state securities laws and in the manger stated in the Amended Registration Statement and any amendments thereto, we are of the opinion that the shares of Stock when sold as contemplated in the Amended Registration Statement will be legally issued, fully paid and nonassessable.
We hereby consent to the use of this opinion as an Exhibit to the Amended Registration Statement.  In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.
 Very truly yours,

 /s/ Foley & Lardner LLP

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